                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.



                                                                   EXHIBIT 10.25

                              WAREHOUSING AGREEMENT

                                     BETWEEN

                                  NETGEAR, INC.

                                       AND

                          APL LOGISTICS AMERICAS, LTD.

                                TABLE OF CONTENTS

1.  TERM OF AGREEMENT..........................................................     1

2.  APLL'S RESPONSIBILITIES.....................................................    1

3.  NETGEAR'S RESPONSIBILITIES..................................................    3

4.  RATES AND CHARGES...........................................................    3

5.  LIABILITIES AND INDEMNIFICATION.............................................    4

6.  PHYSICAL INVENTORIES AND ADJUSTMENTS........................................    5

7.  FORCE MAJEURE...............................................................    6

8.  DEFAULT.....................................................................    7

9.  EARLY TERMINATION...........................................................    7

10. RECORDS.....................................................................    9

11. INDEPENDENT CONTRACTOR......................................................    9

12. COMPLIANCE..................................................................    9

13. SUCCESSORSHIP...............................................................    9

14. APPLICABLE LAW; ATTORNEYS' FEES; SEVERABILITY; SAVINGS......................    9

15. ENTIRE AGREEMENT; AMENDMENT; CAPTIONS.......................................    9

16. NOTICES.....................................................................   10

17. WAIVER......................................................................   10

18. NON-RECRUITMENT.............................................................   10

19. CONFIDENTIALITY.............................................................   10

20. COOPERATION.................................................................   10

21. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES.............................   11

SCHEDULES AND ATTACHMENTS

        Schedule "A" -- Description of Services
        Schedule "B" -- Rate Schedule
        Schedule "C" -- Operating Parameters
        Schedule "D" -- APLL Equipment/Systems
        Schedule "E" -- Insurance Schedule
        Schedule "F" -- Start-up Charges
        Attachment #1 -- Mutual Confidentiality, Non-Disclosure and
                         Non-Recruitment Agreement

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                              WAREHOUSING AGREEMENT

         AGREEMENT made as of July 5, 2001, by and between NETGEAR, INC. ("NETGEAR") having an office at 4500 Great America Parkway, Santa Clara, California 95054 and APL LOGISTICS AMERICAS, LTD, f/k/a GATX Logistics, Inc., having its principal office at 1301 Riverplace Boulevard, Suite 1200, Jacksonville, Florida 32207 ("APLL").

                                   WITNESSETH:

         WHEREAS, NETGEAR is a corporation organized and existent in accordance with the laws of the State of Delaware, and is engaged in the manufacturer of hardware for computer networks;

         WHEREAS, APLL is a corporation organized and existent in accordance with the laws of the State of Florida, and is engaged in the business of providing logistics services, including, among others, warehousing services; and

         WHEREAS, NETGEAR and APLL each represent and warrant that its representative herein is duly empowered and authorized to execute this Agreement on its behalf;

         NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, it is hereby mutually agreed as follows:

                              1. TERM OF AGREEMENT

         The term of this Agreement shall commence on July 16, 2001, and continue in effect until the close of business on July 15, 2004, with an option by NETGEAR to terminate on July 15, 2003 after giving APLL sixty days written notice of its intent to terminate. If NETGEAR either exercises its option to terminate or this Agreement expires, NETGEAR agrees to pay APLL a balloon payment for unamortized capital and/or other fixed expenses in Schedules "D" and "F" or subsequently agreed upon in writing by both parties. If NETGEAR does not exercise its option, the Agreement shall renew automatically from year to year until either party shall serve upon the other party written notice of termination at least ninety (90) days prior to the expiration date of the then current term.

                           2. APLL'S RESPONSIBILITIES

2.1 SERVICES. During the term of this Agreement, APLL agrees to provide for NETGEAR certain warehousing services described in Schedule "A" hereto at the facilities identified on Schedule "A"(each such facility being hereinafter referred to as "Warehouse"). The services to be provided hereunder are those described in this Agreement, subject to the terms and conditions of this Agreement, and the attached Schedules "A", "B", "C", "D", "E" and "F" and attachments which are made a part hereof (or any substitutions or modifications thereto mutually agreed to in writing), and to accept and keep in a safe, neat and orderly condition such goods (the "Products") as from time to time may be tendered by NETGEAR for warehousing or handling (the "Services"). APLL further agrees to furnish and/or obtain sufficient personnel, equipment, and other accessories necessary to perform the Services herein described. The operating parameters and assumptions are set forth in Schedule "C".

2.2 WAREHOUSE OPERATIONS. The Parties agree that, except as specifically modified herein, APLL will be a warehouseman as described in Article 7 of the Uniform Commercial Code ("UCC") as enacted in the state(s) where the Warehouse(s) are located and is entitled to all rights and subject to all obligations described therein with the exception that APLL has waived its right to Warehouseman's Lien in exchange for the Letter of Credit provided for in Section 4.5. APLL's standard of care for the Services performed hereunder shall be the customary and usual warehousing practices as performed in the community in which the Warehouse is located; provided that in no event will the standard of care be less than the industry standard and practices of skill and care customarily observed by similar companies in similar circumstances.

         The Warehouse space will be utilized by APLL as efficiently as practical without creating inefficiencies in handling operations. All Products shall be segregated by stock keeping unit, date, lot number, or other characteristics or combination of characteristics, as agreed upon (a "stock keeping unit" being the lowest level for which inventory material handling records are maintained for purposes of this Agreement). NETGEAR shall notify APLL of stocking limitations, Products to be accounted for separately, and any other Product peculiarities in writing, prior to delivery of such Products to the Warehouse. In the event of any inconsistencies or conflicts between the terms contained in this Agreement and Article 7 of the UCC (as codified in the State of California), the terms of this Agreement shall be given preferential deference in determining the intent of the parties.

2.3 TRANSFER OF PRODUCTS. No Products shall be delivered or transferred except upon receipt by APLL of one of the following: 1) completed shipping documents from NETGEAR; 2) packing slips from suppliers for inventory product deliveries; or 3) packing slips from customers for Return Material Authorization ("RMA"). Instructions to transfer Products on the books of APLL shall not be effective until said Instructions are delivered to APLL and all charges relating to APLL's Services to NETGEAR, including the receipt, storage, servicing, handling and transfer of the Products, shall be chargeable to NETGEAR.

2.4 TLS SOFTWARE. APLL will utilize its proprietary TLS software system in support of and in connection with its Services under this Agreement. NETGEAR shall protect the confidentiality of the TLS Software and documentation. NETGEAR shall not make available the TLS Software and any documentation supplied hereunder, in any form, to any person or firm directly or indirectly, including NETGEAR's employees, agents and subcontractors, without APLL's prior written consent. However, NETGEAR shall have the right to use the APLL packing list and commercial invoice documents to facilitate shipments. NETGEAR shall not sell, assign, pledge, lease, sublease, transfer, license or otherwise encumber the TLS Software, nor shall NETGEAR transmit, copy, recreate, or reproduce, in whole or in part, in any manner, any part of the TLS Software or documentation, or permit any person, firm, corporation or entity to do so except as expressly permitted in writing by APLL. NETGEAR may not modify or attempt to modify the TLS Software or any portion thereof or merge or attempt to merge the TLS Software or any part thereof into other computer programs. All patents and copyrights applicable to the TLS Software or any documentation supplied by APLL hereunder shall be retained by APLL. NETGEAR will not divulge or disclose to any third party any information concerning the TLS Software at any time unless such Information becomes publicly available through no fault of NETGEAR. The Systems rates and charges set forth on Schedule "B" include any initial TLS enhancements and customization for NETGEAR, Any additional development requested by NETGEAR to deliver new or altered TLS Software capabilities will be performed at a cost mutually agreed to by NETGEAR and APLL prior to the commencement of any additional development, such cost to include consulting rates plus reasonable travel and other out-of-pocket expenses.

2.5 EXPORTS AND CUSTOMS. Each party agrees that it will not knowingly (I) export or re-export, directly or indirectly, any technical data (as defined by the U.S. Export Administration Regulations), including software received from the other under this Agreement or (II) export or re-export, directly or indirectly, any direct product of such technical date, including software, to any destination to which such export or re-export is restricted or prohibited by U.S. or applicable non-U.S. law without obtaining prior authorization from the U.S. Department of Commerce and/or other competent government authorities to the extent required by those laws. This clause shall survive termination or cancellation of this Agreement

         Unless otherwise set forth in this Agreement, APLL shall take all administrative actions required to product commercial invoices, packing list and export declarations that comply to U.S. Export Regulations. If a shipment includes products having different countries of origin, the different countries of origin must be identified on the commercial invoice and packing list. NETGEAR will be responsible to provide APLL with the required information (HTS codes, ECCN codes, country of origin list, countries to which no U.S. company can export to (Lybia, Cuba, North Korea, etc.)) so that APLL can be in compliance. Fines assigned to NETGEAR by the U.S. government resulting from APLL's failure to follow NETGEAR's instruction to comply with U.S. Export Regulations will be charged to APLL. If the fine to NETGEAR was the result of NETGEAR providing incomplete or incorrect information to APLL, then NETGEAR will absorb the cost of these fines.

                          3. NETGEAR'S RESPONSIBILITIES

3.1 DELIVERY AND SHIPMENTS; PACKAGING. NETGEAR will advise APLL of its warehousing needs in sufficient time to allow APLL to make necessary preparations for such warehousing. NETGEAR will also provide APLL with instructions for shipments from the Warehouse, which information will constitute NETGEAR's instructions for shipment of Products. All Products tendered for warehousing will be properly marked and packaged for handling according to the product specifications provided to APLL by NETGEAR.

3.2 PRODUCT CHARACTERISTICS/REFUSAL TO ACCEPT PRODUCTS. NETGEAR shall promptly notify APLL of the characteristics of any of NETGEAR's Products that (a) require special handling instructions, material, equipment or precautions; (b) may be hazardous or dangerous to APLL's employees, subcontractors or agents, whether by handling or exposure;
         (c) are defined as hazardous materials under any federal, state or local law or regulation governing the environment including but not limited to The Resource Conservation and Recovery Act (RCRA). The Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (CERCLA), or Department of Transportation Research and Special Programs Administration (RSPA including IATA, ICAO and
         IMDG); or (d) are or should be reasonably believed or known to be likely to cause damage to APLL's premises or equipment. NETGEAR's Products, or to other goods that may be stored by APLL. APLL may refuse to accept any Products that are identified per the above categories or that reasonably might cause infestation, contamination, or damage to other goods in its custody. APLL shall promptly notify NETGEAR of such refusal and shall have no liability for any demurrage, detention, transportation or other charges by virtue of such refusal.

3.3 PROHIBITION OF CONSIGNMENT. NETGEAR agrees not to ship Products to APLL as the named consignee. If, in violation of this Agreement, Products are to be shipped to APLL as named consignee, NETGEAR agrees to notify carrier, in writing and prior to such shipment, that APLL named as consignee is a warehouseman under law and has no beneficial title or interest in such Products. NETGEAR will also deliver a copy of such notice to APLL prior to such shipment.

3.4 APLL COMPENSATION. NETGEAR shall pay APLL compensation for the Services provided by APLL and the charges made by APLL under the terms of Schedule "B" (or any substitutions or modifications thereto which are mutually agreed to in writing).

                              4. RATES AND CHARGES

4.1 GENERAL. Rates and charges for contract Warehousing Services are set forth in Schedule "B".

4.2 START-UP CHARGES. NETGEAR will pay expenses incurred to start up the Services covered by this Agreement as provided in Schedule "F".

4.3 RATE AND CHARGE MODIFICATION. The rates and charges set forth in Schedule "B" are based upon the current in and out handling characteristics and operating assumptions detailed in Schedule "C". Any significant changes in the operating parameters that affect APLL's cost of providing the Services may require rate adjustments agreed upon by both Parties.

         APLL shall, after the initial year of this Agreement, periodically review the rates and charges set forth in Schedule "B" and may revise such rates and charges upon sixty (60) days notice to NETGEAR. Upon receipt of such notice, NETGEAR may either accept the new rates and charges or terminate this Agreement upon ninety (90) days written notice to APLL, during which period the prior rates and charges shall apply, unless APLL elects to continue to perform pursuant to the then current rate structure, in which case this Agreement shall continue in accordance with its terms. An exception to the above is the situation where volumes fluctuate plus or minus twenty (20%), in which case APLL may revise such rates and charges upon thirty (30) days notice to NETGEAR.

4.4 TERMS OF PAYMENT. Except as may otherwise be specifically stated in any of the applicable Schedules, APLL shall invoice NETGEAR for all Services performed and costs incurred by APLL under this

         Agreement during the preceding month. APLL shall provide NETGEAR with a monthly statement of account reflecting balance due and days outstanding. Upon APLL's request, NETGEAR shall provide APLL with a copy of its most recant audited financial statements. NETGEAR shall pay the amount invoiced within thirty (30) days from the date of such invoice. Payment shall be considered made when payments have been received by APLL.

         In the event NETGEAR disputes any invoices (or any part thereof), NETGEAR shall provide APLL with written notice of such dispute within thirty (30) days of receipt of such invoice. NETGEAR shall, however, pay that portion of the invoice not in dispute. Any such amount not in dispute and not paid within thirty (30) days shall bear interest at the rate of one percent (1%) per month.

         Additionally, if any disputed portion of such invoice is later paid by NETGEAR, or is determined subsequently to be due and owing to APLL, NETGEAR shall also pay APLL interest on such amount from the original due date at the rate of one percent (1%) per month. NETGEAR agrees to pay, in the event its account becomes delinquent and is turned over to any attorney for collection, reasonable attorneys' fees, plus all consultant fees, court costs, and attendant collection costs.

4.5      [*].

                       5. LIABILITIES AND INDEMNIFICATION

5.1 GENERAL - WAREHOUSE. APLL shall be responsible for loss or injury to all Products under its care, custody and control in the Warehouse as provided in the UCC.

         APLL agrees to indemnify, save harmless, and defend NETGEAR from and against any and all claims for loss, damage or injury and from and against any suits, actions, or legal proceedings brought against NETGEAR for or on account of any loss or damage to the tangible property of third parties, or for or on account of any injuries received or sustained by any person, including but not limited to, employees of APLL and employees and agents of NETGEAR, caused by, or arising out of, any intentional, reckless or negligent act or omission of APLL or its employees, agents or invitees in performing the Services. This Indemnity shall not apply to any such loss, damage or injury to the extent such loss, damage or injury is caused as a result of the sole or partial negligence of any other party.

         NETGEAR shall indemnify and hold harmless APLL from any and all claims for unpaid transportation charges, including undercharges, demurrage, detention, or charges of any nature, in connection with NETGEAR's Products shipped to or from the Warehouse, except for such claims caused by APLL's failure to exercise the standard of care as identified in Section 2.2 above.

         In addition, NETGEAR agrees to Indemnify, save harmless, and defend APLL from and against any and all claims for loss, damage or injury and from and against any suits, actions, or legal proceedings brought against APLL for or on account of any loss or damage to the tangible property of third parties, or for or on account of any injuries received or sustained by any person, including, but not limited, to employees of NETGEAR and employees and agents of APLL, caused by, or arising out of, any intentional, reckless or negligent act or omission of NETGEAR or its employees, agents or invitees, as well as from any claims, expenses or demands of any kind made by NETGEAR's employees, agents, servants or contractors while at the Warehouse in connection with the performance of this Agreement, except to the extent such claim arises from the negligence or intentional act of APLL, its employees.

         agents or servants. In addition, this indemnity shall not apply to any such loss, damage or injury, to the extent such loss, damage or injury is caused as a result of the sole or partial negligence of any other party. For claims which have been established to fall under NETGEAR's indemnification obligation. NETGEAR has the sole right to control the defense, settlement, and/or discharge of the claim. Further, NETGEAR agrees to secure a waiver of subrogation from NETGEAR's workers' compensation insurance carrier in support of the above.

         APLL and NETGEAR agree to provide timely written notice of any claim to the other party when indemnification is sought and to provide reasonable assistance to the indemnifying party in defending, settling and/or discharging the claim. In the event of any inconsistencies or conflicts between the terms contained in this Agreement and Article 7 of the UCC (as codified in the State of California), the terms of this Agreement shall be given preferential deference in determining the intent of the parties.

5.2 DEMURRAGE: DETENTION. APLL shall not be liable for demurrage, detention, or delays in obtaining and loading cars or vehicles for outbound shipments unless APLL has failed to exercise reasonable care and judgment as determined by industry practice or failed to act in a timely manner. If detention occurs for which APLL is liable, payment of such detention shall be made by APLL to the carrier.

5.3 CLAIMS BY NETGEAR. Claims by NETGEAR for loss or damage to Products must be presented in writing to APLL by no later than the earlier of
         (a) ninety (90) days after delivery of the Products by APLL or (b) ninety (90) days after NETGEAR is notified that loss or damage has occurred. APLL shall not be liable to NETGEAR where such loss or damage is caused by events of Force Majeure as provided in Article 7 below, the act of NETGEAR, its employees or agents, or the inherent vice or nature of the Products. APLL will be afforded a reasonable opportunity to inspect damaged Products, research shortages, investigate claims, and respond to NETGEAR. No legal action may be maintained by NETGEAR against APLL for loss or damage to Products or regarding the charges hereunder unless timely written claim has been made as provided above and, in any event, unless such action is commenced within the earlier of (a) one (1) year after the date of delivery by APLL or (b) one (1) year after NETGEAR is notified that loss or damage has occurred.

5.4 LIMITATION OF LIABILITY. It is understood and agreed that in the event of loss or damage to Products for which APLL is liable, the measure of damage for the first $10,000 of loss per annum will be NETGEAR inventory standard cost, and for all amounts above $10.000 it will be the manufacturer's cost of the Products involved, plus a prorated portion of transportation charges; HOWEVER, APLL's legal liability shall be limited per any one loss to the maximum amount of legal liability insurance in full force and effect with APLL's insurance carrier at the time such loss is incurred. If APLL pays any claim of NETGEAR for damaged products, APLL or its insurer shall take title to the damaged Products and/or obtain credit for the salvage value as mutually agreed. Except as otherwise may be specifically provided for in this Agreement or any Schedules, neither party shall be liable to the other for any consequential, indirect or punitive damages arising from the breach or termination of this Agreement.

5.5 INSURANCE. APLL shall maintain at all times during the life of this Agreement a policy or policies of insurance in full force and effect with companies and in amounts identified on Schedule "E" hereto, covering warehouse legal liability for loss or damage to NETGEAR's Products due to negligence of APLL. APLL does not otherwise insure NETGEAR's Products. APLL agrees to furnish, at NETGEAR's request, certificates of all policies of applicable insurance, such certificates to name NETGEAR as certificate holder and to stipulate that the insurance will not be canceled or substantially changed prior to termination of this Agreement.

                     6. PHYSICAL INVENTORIES AND ADJUSTMENTS

6.1 PHYSICAL INVENTORIES. Joint NETGEAR-APLL physical inventories shall be performed quarterly. All shipping, receiving and inventory transaction processing will be terminated during the period of the physical inventory to insure a simultaneous cut-off of all activity. APLL shall bill NETGEAR for the physical inventories on an hourly basis. Charges for hourly warehouse personnel will be per Schedule "B".

6.2 INVENTORY ADJUSTMENTS. If stock differences are found in any count, APLL and NETGEAR will list gains as receipts, and losses as deductions, thus correcting the book record to agree with the actual stock on hand. Those changes will be based upon counts agreed to and signed by NETGEAR's representative and APLL's representative.

         A. For purposes of determining the net balance of physical units on APLL's account, all shortages and overages for the period, shall be reconciled by stock keeping unit.

         B. If there is a shortage for the period covered, after netting across stock keeping units, the dollar amount (number of units multiplied by the measure of damage as stated in Section 5.4 and subject to the provisions of subsection 6.2 (D) below) shall be payable to NETGEAR by APLL. If there is an overage on the account, adjustments will be made to inventory book records and no claim will be filed by APLL. The period covered by the physical inventory will be closed to future netting routines except under the following conditions:

                           i.       proven miscount in physical inventory;

                           ii.      proven clerical error by NETGEAR;

                           iii.     located or recovered mis-shipment;

                           iv. proven packing or case marking error by NETGEAR's supplier; or,

         C. Inventory adjustments will be calculated quarterly. Financial reconciliation of inventory variances will be performed twice per year. Netting will occur between the reconciliation of quarters one and two and between the reconciliation of quarters three and four. The reconciliation of quarters one and two will not be netted against the reconciliation of quarters three and four. In performing the financial reconciliation, if the net inventory variance calculated during the physical inventory is an overage and APLL paid for a shortage in connection with the preceding physical inventory, NETGEAR will pay a refund to APLL based on the overage, but only to the extent that it does not exceed the shortage for which APLL has paid.

         D. The dollar values used to establish the net-money balance shall be NETGEAR Inventory standard cost for the first $10,000 of loss per annum and manufacturer's cost plus prorated transportation (if inventory is replenished) for amounts above $10,000, or the amount stipulated in Section 5.4 above, whichever is less.

6.3 RECONCILIATION OF INVENTORY RECORDS. If at any time, discrepancies exist between NETGEAR's records and the physical inventory, APLL and NETGEAR shall provide to each other their records of all inventory adjustments from the time of the previous reconciliation to the time of the inventory count in which the discrepancy was found.

6.4 DUAL SYSTEM ENTRY. APLL will have access to NETGEAR's Sun System as outlined in Schedule "C" Section (2) Systems. In addition, APLL will maintain a full warehouse management system of its own to control inventory to ensure back to back accuracy with NETGEAR's Sun System. If a variance between the two systems is discovered, APLL and NETGEAR agree to perform due diligence to analyze the variance as soon as it is identified. Due diligence consists of auditing the trail of documentation and system records to pinpoint an error. APLL shall be accountable for systems for which APLL controls user access but not for systems for which APLL does not control user access. Regardless of whether APLL controls user access, APLL will conduct due diligence and work to resolve any variances.

                                7. FORCE MAJEURE

         A party shall not be responsible for delay or non-performance hereunder if performance is prevented or delayed by any cause or event beyond its reasonable control. Without limiting the generality of the foregoing, such causes or events shall include, directly or Indirectly, without limitation, Acts of God or elements of nature, fire, floods, other catastrophes, war, public enemies, seizure under legal process (not resulting from action or inaction of the non-performing party), strikes, lockouts, labor disorders, riots, sabotage, explosion, acts of terrorism, civil commotions, closing of public highways, governmental interference or regulations, embargo, accident, derailment, epidemics or quarantine restrictions, the act or default of the other party, or any other reason of a similar or dissimilar nature beyond such party's reasonable control.

         In the event there is a default or delay due to Force Majeure per the above, the non-performing party shall be excused from further performance (other than payment of previously accrued charges) or observance of the obligation(s) so affected for as long as such circumstances prevail, provided such party continues to use its best efforts to recommence its performance or observance whenever and to whatever extent possible without delay. The party claiming a Force Majeure event will notify the other party as soon as practicable regarding the existence, nature and approximate duration of the Force Majeure event, and will promptly give further notice when the Force Majeure event ceases, whereupon its duty to perform shall resume.

                                   8. DEFAULT

8.1 AUTOMATIC DEFAULT. In the event bankruptcy, receivership, Insolvency, reorganization, dissolution, liquidation or other similar proceeding is instituted by or against either party under the United States Bankruptcy Code or other law of the United States or any state, then the other party may, without notice or demand, terminate this Agreement and exercise all rights granted under applicable law and this Agreement.

8.2 GENERAL DEFAULT; RIGHT TO CURE. Except for reasons provided in Article 7 and Section 8.1 above, in the event either party fails to perform its obligations under this Agreement, then the other party may terminate this Agreement upon ninety (90) days prior written notice to the other; provided, however, that such notice shall specify all such failures to perform and allow the party in default no less than sixty (60) days to correct such failures. However, APLL and NETGEAR agree that breach of payment terms in Section 4.4 shall constitute default which NETGEAR agrees to correct within fifteen (15) days of receipt of notice from APLL.

8.3 EFFECT OF TERMINATION. Termination under this provision, or under any other provision of this Agreement, shall not relieve or release either party from any liability which accrued prior to the date of such termination.

                              9. EARLY TERMINATION

9.1 OBLIGATIONS. NETGEAR acknowledges that, if this Agreement is terminated prior to its stated term, APLL will have incurred significant costs and expenses by reason thereof for which APLL would not be compensated or reimbursed for as contemplated under this Agreement or the applicable Schedules. Therefore, notwithstanding anything in this Agreement to the contrary, if this Agreement terminates prior to its stated term for any reason whatsoever including, but not limited to, NETGEAR's termination without cause, a termination because of NETGEAR's default, a termination because of a Force Majeure event, or a termination because of the Parties' inability to reach agreement with respect to compensation or rate adjustments (collectively, "Early Termination"), APLL will suffer and incur expenses that would otherwise have been paid through the stated term of this Agreement or which would have been avoided but for the Early Termination, As a consequence thereof, NETGEAR agrees, subject to subsection 9.1(G), upon an Early
         Termination:

         A. To agree to continue to pay to APLL through the end of the stated term of this Agreement or until APLL refills the warehouse space, whichever comes sooner, the prorated space costs associated with the Warehouse square footage occupied by NETGEAR. NETGEAR shall not be required to pay prorated Warehouse space costs if NETGEAR exercises its option to terminate the Agreement on July 15, 2003 after giving APLL sixty (60) days written notice;

         B. To purchase, prior to the mutually agreed to effective date of the Early Termination, the APLL Equipment listed on Schedule "D" (or any substitutions or modifications thereto) which is owned by APLL at the depreciated value of such Equipment;

         C. To assume, subject only to lessor's consent, APLL's leases for any APLL Equipment listed on Schedule "D" (or any substitutions or modifications thereto) which is leased by APLL and all APLL's obligations thereunder (not including any liability of APLL for pre-termination lease obligations). In the alternative, if NETGEAR cannot assume such Equipment leases, but is allowed by APLL and lessor to continue to use the Equipment, to continue to pay to APLL through the stated term of this Agreement (at the same time and in the same manner as NETGEAR is obligated to pay or reimburse APLL for such Equipment under this Agreement or any applicable Schedules), the actual costs and expenses associated with such Equipment under the lease(s);

         D. Prior to the mutually agreed to effective date of the Early Termination, to pay to APLL the balance of the cost of any mutually agreed Warehouse improvements not theretofore paid by NETGEAR to APLL as provided for in this Agreement or any applicable Schedules (the unpaid balance for Warehouse improvements, upon such Early Termination, being accelerated);

         E. Within 30 days after the date of Early Termination, to pay to APLL the then outstanding balance of the Startup Charges (including any TLS/custom computer programming and installation service costs) not theretofore paid by NETGEAR to APLL as provided in Schedule "F" (the unpaid balance, upon such Early Termination, being accelerated); and

         F. Within 30 days after the date of Early Termination, to pay to APLL any other reasonable direct casts and expenses relating to warehouse improvements, equipment including racking, and employee severance incurred or expected to be incurred by APLL by reason of such Early Termination.

         G. If NETGEAR terminates this Agreement early due to breach by APLL. NETGEAR will not be liable for the charges outlined in A through F, but NETGEAR shall be liable for the balance of the cost of any specialized equipment or data processing expenses implemented by APLL to provide services to NETGEAR.

9.2 PROCEDURE. All of the costs and expenses to be paid or reimbursed by NETGEAR per Section 9.1 above are hereinafter collectively referenced as "Early Termination Costs". Prior to the mutually agreed to effective data of any Early Termination, APLL and NETGEAR shall enter into a written agreement evidencing the manner and terms and conditions, consistent with the provisions hereof, that NETGEAR shall assume APLL's obligations or pay or reimburse APLL for the Early Termination Costs. Any assumptions of leases by NETGEAR shall be effective as of the Effective Date of the Early Termination and, except as provided for herein, any payments or reimbursements to APLL shall be made prior to or on the Effective Date of the Early Termination. At APLL's option, the Early Termination shall not become effective until such agreements or arrangements are executed. The provisions of this Article 9 and the separate agreements evidencing the same shall survive the termination of this Agreement.

9.3 MITIGATION. APLL shall use reasonable efforts to minimize the Early Termination Costs. Such efforts may include: negotiating for the early termination of the Warehouse lease or equipment leases. In which event NETGEAR shall pay any costs, fees or penalties (provided, however, APLL shall not agree to any such early termination or any such costs, fees or penalties without NETGEAR's prior written consent); subletting of all or a part of the Warehouse; utilizing the Warehouse or APLL's Equipment for other APLL customer-related work; transferring of personnel; and other agreed-upon measures. APLL shall periodically provide NETGEAR with information concerning any such endeavors. With respect to any subletting or alternative usage, it is understood and agreed that NETGEAR shall only be obligated to pay or reimburse APLL for the Early Termination Costs that have not been mitigated or reduced by such efforts. NETGEAR and APLL shall, prior to the effective date of the Early Termination, meet and fully discuss the action or actions to be reasonably taken to lessen NETGEAR's liabilities hereunder.

9.4 DUTY TO FULFILL. Notwithstanding any termination or expiration of this Agreement, APLL agrees to manage all inventory control functions and to fulfill all orders placed prior to the date of expiration or termination in accordance with the terms of this Agreement if such orders have not been cancelled previously.

                                   10. RECORDS

         APLL shall at all times keep accurate and complete books and records with regard to receipt, transfer, and other handling of NETGEAR's Products (the "NETGEAR Files") and shall maintain the NETGEAR Files for a period of two (2) years. Subject to maintaining the confidentiality of records of any customers other than NETGEAR, NETGEAR and its authorized representatives shall have the right, at its own cost and expense, to inspect and audit the NETGEAR files at any reasonable time. NETGEAR's right to audit the NETGEAR Files shall survive expiration or termination of this Agreement. NETGEAR shall have the right to enter upon the Warehouse(s) at all reasonable times for the purpose of inspecting NETGEAR's Products.

                           11. INDEPENDENT CONTRACTOR

         It is agreed and understood that APLL is entering into this Agreement as an independent contractor and that all of APLL'S personnel and Contracted Carrier's personnel engaged in work under this Agreement are to be considered for all purposes as employees of APLL. Under no circumstances shall employees of APLL be construed or considered to be employees of NETGEAR. NETGEAR will not be responsible for acts or omissions of either APLL's employees or agents. The relationship between the Parties will be, at all times, that of independent contractors, which status governs all relationships between APLL, NETGEAR and other third parties.

                                 12. COMPLIANCE

         APLL shall at all times comply with all applicable federal, state and municipal laws and the regulations of the respective regulatory bodies having jurisdiction over APLL. APLL will procure and maintain all necessary and applicable operating authorities and licenses.

                                13. SUCCESSORSHIP

         Neither party will have the right or power to assign any of its rights or delegate the performance of any of its duties under this Agreement without the express written prior consent of the other party, which shall not be unreasonably withheld; provided however, that such prior written consent shall not be required for APLL to subcontract the performance of the Services to any of its parent, subsidiary or affiliated companies, including APL Logistics Warehouse Management Services, Inc. (formerly named, GATX Logistics, Inc.).

           14. APPLICABLE LAW; ATTORNEYS' FEES; SEVERABILITY; SAVINGS

         This agreement, and any disputes arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the State of California, excluding its rules governing conflicts of laws. The courts located within the State of California shall have exclusive jurisdiction to adjudicate any disputes arising out of or in connection with this Agreement. Both parties hereby consent to the personal jurisdiction of the courts located in the State of California for the resolution of disputes hereunder. The prevailing party in any proceeding brought by one party against the other party arising out of or in connection with this Agreement shall be entitled to recover its legal expenses, including court costs and reasonable attorneys' fees. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, than such provision shall be deemed to be written, construed, and enforced as so limited.

                    15. ENTIRE AGREEMENT; AMENDMENT; CAPTIONS

         This Agreement, together with all schedules and attachments, and the Mutual Confidentiality, Non-Disclosure and Non-Recruitment Agreement dated February 26, 2001, and executed by both Parties (the "Mutual Agreement"), a copy of which is attached hereto as Attachment #1, constitutes the entire agreement between the Parties and may not be amended or changed except by written agreement signed by APLL and

NETGEAR. To the extent that the terms of any warehouse receipts, acknowledgment forms, order forms, bills of lading, invoices, or similar documents sent and/or signed by one or both Parties conflict with or are inconsistent with the terms of this Agreement, the terms of this Agreement shall control. The captions herein are for convenience only and shall not be construed as interpretive or as a substantive part of this Agreement.

                                   16. NOTICES

         Any notice or demand required or permitted hereunder shall be given in writing addressed to NETGEAR or APLL as listed below or to such other address as may be specified in writing to the other party. Notices shall be given (a) by certified or registered mail, (b) commercial overnight delivery service, or (c) facsimile transmission confirmed by certified mailing or overnight delivery thereof. The notice shall be deemed given upon receipt of the notice by the intended party of the facsimile (if properly confirmed) or, in the case of notice by mail, when properly addressed with sufficient postage affixed, three days after deposit in the U.S. Mail or, for notices sent by overnight delivery service, when properly addressed and submitted with a sufficient fee, one day after being left with the carrier.

For notices to APLL:                             For notices to NETGEAR:
APL Logistics Americas, Ltd. f/k/a GATX          NETGEAR, Inc.
Logistics, Inc.                                  4500 Great America Parkway
1301 Riverplace Boulevard, Suite 1200            Santa Clara, California 95054
Jacksonville, Florida 32207                      Attn.: Brian McGinnis
Attn.: William Alexander Miller                         Director of Logistics
       Sr. Managing Director-Operations          Telephone No. (408) 907-8029
       Telephone No.: (336) 859-0014             Facsimile No. (408-) 907-8097
Facsimile No.: (336) 659-0179

                                   17. WAIVER

         Compliance with the provisions of this Agreement may be waived only by a written document signed by the party granting the waiver. The failure of either party at any time to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. Neither shall the waiver by any party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

                               18. NON-RECRUITMENT

         During the period of this Agreement and for a period of one (1) year thereafter, neither party shall solicit, entice, or attempt to solicit either directly or indirectly, for employment, or employ, an employee of the other party without the prior written consent of such other party, provided that this provision shall not apply to employees that answer generally published advertisements for employment.

                               19. CONFIDENTIALITY

         The terms and provisions of this Agreement are confidential and proprietary and either party shall reveal only so much of its contents as shall be required by law. The Mutual Agreement shall be effective in accordance with its terms.

                                 20. COOPERATION

         The Parties acknowledge that they are both experienced in business and have entered into this Agreement to establish business relationships intended to be mutually beneficial and profitable for both Parties. Accordingly, each of the Parties will work together and cooperate with each other in implementing the purposes and intents of this Agreement and in attempting to resolve any questions and settle any disputes hereunder. Both Parties will respond to such matters in a cooperative and practical, problem-resolving manner. Each will make every effort (without waiving any rights) to avoid litigation or other legal process.

               21. EXECUTION IN COUNTERPARTS; FACSIMILE SIGNATURES

         This Agreement and the attached Schedules may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties. A signature to this Agreement or a Schedule delivered by telecopy or other artificial means shall be deemed valid and each party agrees to manually sign a copy of such signature and deliver such original document within ten (10) business days after such telecopy or other signature is delivered.

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives:

APL LOGISTICS AMERICAS, LTD, F/K/A            LOGISTICS, INC.
GATX NETGEAR, INC.

By: /s/ W. Alex Miller                        By: /s/ Robert E. Collins
    ------------------                            ---------------------

Name Printed: W. ALEX MILLER                  Name Printed: ROBERT E. COLLINS

Title: SR. MANAGING DIRECTOR-OPERATIONS       Title: VP & CFO

Date: 7-13-01                                 Date: 7/12/01

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                                  SCHEDULE "A"

                             DESCRIPTION OF SERVICES

         Attached to and made a part of the Warehousing Agreement (the "Agreement") dated as of July 5, 2001, by and between NETGEAR, INC. ("NETGEAR") and APL LOGISTICS AMERICAS, LTD. F/K/A GATX LOGISTICS, INC. ("APLL").

         1)       LOCATION(S):

                  20405 East Business Parkway
                  Walnut, California  91789

         2) BASIC SERVICES TO INCLUDE: (All Services will be in accordance with APLL standard warehouse operating procedures and standards unless specifically modified in this Agreement or any Schedule):

                  A.       Receiving;

                  B.       Inventory Management;

                  C.       Product Fulfillment and Logistics;

                  D.       System Transaction Processing;

                  E.       Receiving Return Materials;

                  F.       Freight Out Transportation Management Services;

                  G.       Product Conversions and Repackaging; and

                  H.       Reporting.

         3)       WORKDAY, WORKWEEK AND HOLIDAYS: NORMAL OPERATING HOURS:

                  7:00 a.m. - 5:00 p.m. (PST), Monday through Friday.

                  Holidays: New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, the day after Thanksgiving, Christmas Eve, Christmas Day.

         Accepted and agreed to by and between the parties set forth below:

APL LOGISTICS AMERICAS, LTD. F/K/A            NETGEAR, INC.
GATX LOGISTICS, INC.

By: /s/ W. Alex Miller                        By: /s/ Robert E. Collins
    ------------------                            ---------------------

Name Printed: W. ALEX MILLER                  Name Printed: ROBERT E. COLLINS

Title: SR. MANAGING DIRECTOR-OPERATIONS       Title: VP & CFO

Date: 7-13-01                                 Date:7/12/01

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                  SCHEDULE "B"

                                  RATE SCHEDULE

         Attached to and made a part of the Warehousing Agreement (the "Agreement") dated as of July 5, 2001, by and between NETGEAR, Inc. ("NETGEAR") and APL LOGISTICS AMERICAS, LTD. F/K/A GATX LOGISTICS, INC. ("APLL").

         1)       GENERAL WAREHOUSE SERVICES:

                  APLL's actual cost plus fifteen percent (15%) margin ("margin" is calculated by totaling the charges and dividing by 0.85).

         2)       RATES FOR MATERIALS OR SPECIAL SUPPLIES USED FOR NETGEAR:

                  Actual cost plus a fifteen percent (15%) margin.

         3)       ESTIMATED ANNUAL OPERATING COSTS:

                                                                    Costs with
                                                                    ----------
                                                     Costs            Margin
                                                     -----            ------
Management and Supervision                         $    [*]          $      [*]
Warehouse Labor                                    $    [*]          $      [*]
Process Support Personnel                          $    [*]          $      [*]
Equipment                                          $    [*]          $      [*]
Information Systems-Hardware                       $    [*]          $      [*]
Space - 50,000 sq. ft.                             $    [*]          $      [*]
Miscellaneous Storage                              $    [*]          $      [*]
Miscellaneous Handling                             $    [*]          $      [*]
Total Estimated Annual Operating Costs             $    [*]          $      [*]
   (Cost Plus)

         Accepted and agreed to by and between the parties set forth below:

APL LOGISTICS AMERICAS, LTD F/K/A             NETGEAR, INC.
GATX LOGISTICS, INC.

By: /s/  W. Alex  Miller                      By: /s/ Robert E. Collins
    --------------------                          ---------------------

Name Printed: W. ALEX MILLER                  Name Printed: ROBERT E. COLLINS

Title: SR. MANAGING DIRECTOR-OPERATIONS       Title: VP & CFO

Date: 7-13-01                                 Date:7/12/01

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                                  SCHEDULE "C"

                              OPERATING PARAMETERS

         Attached to and made a part of the Warehousing Agreement (the "Agreement") dated as of July 5, 2001, by and between NETGEAR, Inc. ("NETGEAR") and APL LOGISTICS AMERICAS, LTD. F/K/A GATX LOGISTICS, INC. ("APLL").

         1)       ASSUMPTIONS:

                  A. FORECASTS OF EXPECTED RECEIPTS AND SHIPMENTS: NETGEAR shall provide to APLL a non-binding, rolling, forecast covering a period of four months beyond the Build Plan (Forecast"). Each Forecast shall be a good faith estimate of the anticipated requirements for the Product(s) anticipated to ship listed for the periods indicated.

                  B. RECEIPT: 1,000 pallets per week; 95+ % of this volume is containerized sea freight. The receipts will be delivered throughout the week. The remaining is by ad-hoc airfreight. All pallets are 100 x 120 x 160/200 plywood-shipping pallets. All inbound and outbound receipts and shipments shall be scheduled twenty-fours in advance.

                           APLL shall check all outer cartons immediately upon delivery thereof to its warehouse for visible loss or damage and quantity of the delivered outer cartons. If the Products are damaged or the number of Products is incorrect, APLL shall remark this on the waybill or document received from the carrier. Furthermore, APLL shall notify NETGEAR of the inconsistency within two working days after receipt of the Products.

                           Each shipment is to be verified against the packing list and/or invoice and booked into the storage location.

                           The majority of pallets received will contain single part numbers. Where a pallet contains mixed part numbers it will be split down into an individual part number per pallet. Each mixed pallet has to be marked on all four (4) sides with the label: Mixed Pallet.

                           Approximately one month's supply of product is held stock i.e. 2,600 pallets, covering approximately 250 part numbers.

                           A clear product code identification, not necessarily a bar code identification, is sufficient to handle incoming products.

                           After discharge, the products will be sorted by Stock Keeping Unit ("SKU") and checked on outer damage and quantity. The system will create a location and a put away. For the storage of pallets, APLL will maintain a random storage system although products of a customer are stored together as much as possible.

                           Weekly order volumes are expected to fluctuate by plus or minus 25% per week, with the third week of the month seeing the highest volume.

                  C. INVENTORY MANAGEMENT: NETGEAR will specify shipping instructions and designate default shipping instructions. Products will be received into the NETGEAR inventory Location using purchase order receipts on NETGEAR's Sun System. APLL will maintain a full warehouse management system of its own to control inventory to ensure back to back accuracy with NETGEAR's Sun System.

                           All products will require a cycle count by APLL to be completed on a weekly basis. A joint cycle count to be performed by representatives of APLL and NETGEAR will take place quarterly.

                           Products returned from NETGEAR Customers will be initially received into the NETGEAR Inventory Location using the Sales Order Return transaction in Sun System. APLL will have the responsibility to verify contents, receive, transact and report all customer product returns.

                           [*].

                           [*].

                           Once per quarter, APLL and NETGEAR will jointly complete a reconciliation of book inventory (stock status) and actual on-hand inventory. Positive variances (additional units found) and negative variances (missing units) will be netted against each other. If the total net variance is negative after netting across stock keeping units, then NETGEAR will charge APLL at NETGEAR's inventory standard cost for variances up to $10,000 per annum and at the manufacturer's cost of the Products involved, plus a prorated portion of transportation charges for variances in amounts over $10,000 per annum. Damaged products are not a part of the quarterly reconciliation netting process for positive and negative variances. Damages will be charged as they take place.

                  D. ORDER PICKING: The current NETGEAR customer base is twenty four. The average number of customer order per month is 700. The average number of lines per customer order is five (5). Orders are placed over night and are visible by 7:00 a.m. to APLL at which time an order requirement report (shippable backlog) is to be produced. The majority of shipments (83%) are in full case and pallet quantities, but there are some shipments that require case breaks.

                           All orders, provided the orders do not exceed the average daily order profile, are to be picked, made ready for dispatch and confirmed on the system by 18:00, with all stock being picked on a FIFO basis.

                           Weekly order volumes are expected to fluctuate by plus or minus 25% per week, with the third week of the month seeing the highest volume.

                           The required service level is for all Customer orders to be dispatched from the distribution hub within 24 hours of receipt of order.

                  E. SHIPMENT QUALITY AND MIS-SHIPS: NETGEAR will specify shipping instructions and designate default shipping instructions. All packing list and commercial invoices will be generated by APLL. Upon delivery of the Products to the carrier for distribution, APLL shall check the number of Products stated on the waybill or other document used by the carrier. In case of an inconsistency, the number stated on the waybill or document used by the carrier shall be amended before departure of the Products from the warehouse.

                           Mis-shipments, excluding losses and damages during transportation, are shipments reported by NETGEAR's customer that reportedly do not contain what the packing list declared. In this case, NETGEAR will immediately credit the customer with an RMA or invoice them according to the actual contents. The customer will then either return to NETGEAR the extra units received or receive credit from NETGEAR for any short shipment. APLL and NETGEAR will then jointly review the audit trail documentation associated with the shipment. This may include a warehouse cycle count for extra units in relation to book inventory, proof of delivery for the shipment, pieces, weights, dimensions, shipping documentation and other related pick and pack documents.

                           APLL will provide proof of shipment upon request and reasonable assistance to NETGEAR in any claim it may make against a carrier or insurer for misdelivery, loss or damage to Products.

                           NETGEAR will not charge APLL for the missing units if NETGEAR and APLL mutually agree:

                           A) The documentation audit trail is consistent to the commercial invoices/customer order.

                           B) The inventory cycle count does not show inventory discrepancy for the SKU's under query.

                           NETGEAR will charge APLL for the missing units if NETGEAR and APLL mutually agree:

                           A) The documentation audit trail is not consistent to the commercial invoices/customer order.

                           B)       The inventory cycle count does show
                                    inventory discrepancy for the SKU's under query.

                  F. REPORTS: APLL will provide NETGEAR with mutually agreed to set of standard reports on a daily, weekly and/or monthly basis as required. Any customized reports will be at an additional charge. Current available reports are at no charge. NETGEAR will also be allowed to run any standard or custom reports available to NETGEAR for comparison to NETGEAR's Sun System database. APLL will provide NETGEAR with daily access to web site and account activity.

         2)       SYSTEMS:

                  A. INVENTORY MANAGEMENT: APLL will maintain a full warehouse management system of its own to control inventory to ensure back to back accuracy with NETGEAR's Sun System.

                  B. NETGEAR has five primary stockroom locations within the Sun System; IQC, two finished goods locations, stock rotation and warranty returns. Receipts must be played into the correct location based on the specific type of transaction.

                  C. NETGEAR will send via an EDI 940 transaction all the information to generate shipment packing list and commercial invoices to be generated from APLL's system.

                  D. NETGEAR will share inventory records (APLL will have access to NETGEAR's operating system).

                  E. All receipts and picks/dispatches are to be transacted daily on NETGEAR's Sun System.

                  F. APLL agrees to have NETGEAR's Sun System installed at its site and will process transactions according to NETGEAR requirements. APLL will access NETGEAR's Sun System through the Internet. If APLL is unable to connect via the Internet, NETGEAR shall provide a phone number back-up for secondary access to NETGEAR's Sun System.

                  G. APLL will provide NETGEAR with daily access to web site and account activity.

                  H. ACCESS TO SYSTEMS: NETGEAR will be provided with direct access to service to APLL systems limited to NETGEAR account information. This would be via web access or modem access. This would include access to on-hand inventory, receipts, shipments, RMA's TLS account information etc.

         3)       PERFORMANCE REQUIREMENTS:

                  A. QUARTERLY REVIEWS: APLL and NETGEAR shall, in conjunction with each other, conduct quarterly operations reviews of the business processes and procedures of both APLL and NETGEAR with the intent to improve overall physical distribution services performance. The review shall include, at a minimum, performance measurements of quality, delivery, customer satisfaction, cost model review, transportation cost review and update, capacity and innovations. Staff allocation, and the plan to meet future requirements in these areas, shall be reviewed.

                  B. All Sun System receipt transactions to be manually data entered on the day of delivery.

                  C. Trucks/container arriving before 1200 hours will be off loaded and the goods put on location the same day. This also applies for the stock update.

                  D. All orders are to be picked, made ready for dispatch and confirmed on the system by 15:00, with all stock being picked on a FIFO basis.

                  E. All shipments are to be audited to confirm 98.5 % accuracy to Customer Order and packing/delivery specifications (which may vary from Customer to Customer).

                  F. The required service level is for all Customer orders to be dispatched from the distribution hub within 24 hours of receipt of order.

                  G. APLL will provide two administrative resources to play all receipt and shipment transactions in the Sun System on a daily basis.

                  H. APLL will produce periodic performance, measurement and activity reports.

         Accepted and agreed to by and between the parties set forth below:

APL LOGISTICS AMERICAS, LTD. F/K/A.           NETGEAR, INC.
GATX LOGISTICS, INC.

By: /s/ W. Alex Miller                        By: /s/ Robert E. Collins
    ------------------                            ---------------------

Name Printed: W. ALEX MILLER                  Name Printed: ROBERT E. COLLINS

Title: SR. MANAGING DIRECTOR-OPERATIONS       Title: VP & CFO

Date: 7-13-01                                 Date: 7/12/01

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.


                                  SCHEDULE "D"

                             APLL EQUIPMENT/SYSTEMS

         Attached to and made a part of the Warehousing Agreement (the "Agreement") dated as of July 5, 2001, by and between NETGEAR, Inc. ("NETGEAR") and APL LOGISTICS AMERICAS, LTD. F/K/A GATX LOGISTICS, INC. ("APLL").

         The following Equipment has been procured and placed into service by APLL and Systems costs have been incurred by APLL for exclusive use in performing its obligations to NETGEAR (excluding final and maintenance):

Date-In-Service           Description       Amortization Period (Months)   Monthly Depreciation
----------------          -----------       ----------------------------   --------------------
July 2001            Forklifts (4)                      60
August 2001          Electric Pallet Jack               60
July 2001            Manual Pallet Jack (2)             60
SUBTOTAL:                                                                      $      [*]
July 2001            Racking                            84
SUBTOTAL:                                                                      $      [*]
July 2001            PC (3)                             36
July 2001            Printer (2)                        36
July 2001            RF Equipment                       36
SUBTOTAL:                                                                      $      [*]

         Accepted and agreed to by and between the parties set forth below:

APL LOGISTICS AMERICAS, LTD, F/K/A      NETGEAR, INC.
GATX LOGISTICS, INC.

By: /s/ W. Alex Miller                  By: /s/ ROBERT E. COLLINS
    -------------------------               ------------------------------------

Name Printed:  W. Alex Miller           Name Printed: ROBERT E. COLLINS

Title: Sr. Managing Director --         Title: VP & CFO
       Operations

Date: 7/13/01                           Date: 7/12/01

                                  SCHEDULE "E"

                               INSURANCE SCHEDULE

         Attached to and made a part of the Warehousing Agreement (the "Agreement") dated as of July 5, 2001, by and between NETGEAR, Inc. ("NETGEAR") and APL LOGISTICS AMERICAS, LTD. F/K/A GATX LOGISTICS, INC. ("APLL").

                 A Certificate of Insurance naming NETGEAR as Certificate Holder is attached hereto as Attachment E-1.

         Accepted and agreed to by and between the parties set forth below:

APL LOGISTICS AMERICAS, LTD, F/K/A      NETGEAR, INC.
GATX LOGISTICS, INC.

By: /s/ W. Alex Miller                  By: /s/ ROBERT E. COLLINS
    -------------------------               ------------------------------------

Name Printed: W. Alex Miller            Name Printed: ROBERT E. COLLINS

Title: Sr. Managing Director -          Title: VP & CFO
       Operations

Date: 7/13/01                           Date: 7/12/01

                                                  CONFIDENTIAL TREATMENT REQUEST

* Portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                                  SCHEDULE "F"

                                Start-Up Charges

         Attached to and made a part of the Warehousing Agreement (the "Agreement") dated as of July 5, 2001, by and between NETGEAR, Inc. ("NETGEAR") and APL LOGISTICS AMERICAS, LTD. F/K/A GATX LOGISTICS, INC. ("APLL").

         The following startup costs have been incurred by APLL for exclusive use in performing its obligations to NETGEAR:

STARTUP COATS
-------------
Project Management & Testing    $  [*]
Site Services                   $  [*]
Software Purchases              $  [*]
Operations Training             $  [*]
One-Time Expense                $  [*]
Total Startup Costs             $  [*]

                  If NETGEAR has not Initialed In the blank to the left, then APLL will Invoice the total of the startup costs, above, with the first invoice for services. If NETGEAR has initialed the blank, then NETGEAR agrees to pay $2,509 each month for 38 months.

         Accepted and agreed to by and between the parties set forth below:

APL LOGISTICS AMERICAS, LTD, F/K/A      NETGEAR, INC.
GATX LOGISTICS, INC.

By: /s/ W. Alex Miller                  By: /s/ ROBERT E. COLLINS
    -------------------------               ------------------------------------

Name Printed: W. Alex Miller            Name Printed: ROBERT E. COLLINS

Title: Sr. Managing Director -          Title: VP & CFO
       Operations

Date: 7/13/01                           Date: 7/12/01